UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 8, 2010

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On February 8, 2010, Global Telecom & Technology, Inc. (the “Company”) completed a financing transaction in which it sold 500 Units at a purchase price of $10,000 per Unit, resulting in $5.0 million of proceeds to the Company.  Each Unit consisted of (a) 2,970 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (b) $7,000 in principal amount of the Company’s subordinated promissory notes due February 8, 2012 (the “Notes”).   The terms of the Notes are described more fully in Item 2.03 below.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above, on February 8, 2010, the Company issued $3.5 million in aggregate principal amount of the Notes as one component of the Units.  A summary of the terms of the Notes if as follows:

Payment of Principal.  The principal amount of the Notes must be repaid by the Company on February 8, 2012.  At its option, the Company may prepay the Notes, in whole or in part, from time to time and at any time at its discretion, without penalty or additional interest.  In addition to this voluntary prepayment right, the Company is obligated to repay the Notes prior to maturity if a change of control of the Company occurs.

Payment of Interest.  Interest will accrue on the principal amount of the Notes outstanding from time to time at the rate of ten percent (10%) per annum, commencing with the issue date.  Accrued but unpaid interest will be payable on February 8, 2011 and on the maturity date of the Notes.

Use of Proceeds.  The proceeds of the Notes will be applied by the Company to finance a portion of the purchase price under the asset purchase agreement dated December 31, 2009, by and among Capital Growth Systems, Inc, Global Capacity Group, Inc. and Global Capacity Direct, LLC, as sellers (collectively “Global Capacity”), and Global Telecom & Technology Americas, Inc., a subsidiary of the Company, as purchaser.   The transactions contemplated by this agreement are described in a Current Report on Form 8-K filed by the Company on January 6, 2010.  The certificates representing the Common Stock and the Notes and the purchase price for the Units will be retained by the Company until the first to occur of (a) the closing under the Global Capacity asset purchase agreement, at which time the Common Stock and the Notes will be released to the investors and the proceeds will be applied by the Company towards funding the purchase price payable to Global Capacity or (b) the Global Capacity purchase agreement is terminated, at which time the Notes and the Common Stock will be cancelled (without interest or deduction) and the Company will return to the investors the purchase price paid by them for the Units.  If the closing under the Global Capacity asset purchase agreement occurs but the full amount of the proceeds from the sale of the Units is not required to fund the payment of the purchase price to Global Capacity, the remainder of the proceeds will be applied by the Company as general working capital.

Certain Covenants.   The Notes contain limited financial related covenants.  These covenants include:

(a)	a restriction on the declaration or payment of dividends or the repurchase of shares of the Company’s capital stock, in each case subject to certain exceptions; and

(b)
a restriction on the incurrence of indebtedness that is not subordinated in right of payment to the Notes, subject to exceptions for (i) any borrowings pursuant to the Company’s Second Amended and Restated Loan and Security Agreement by and among the Company, certain of its subsidiaries and Silicon Valley Bank (including any indebtedness incurred in connection with the refinancing or replacement thereof, in each case modified or amended from time to time) (the “Credit Facility”), (ii) up to $15.0 million of indebtedness incurred to refinance or replace the Company’s current or future senior debt other than the Credit Facility, (iii) indebtedness assumed pursuant to the acquisition of another business or entity and (iv) other customary exceptions.

Subordination.  The payment of any and all amounts under the Notes is subordinate and subject in right and time of payment to the prior payment in full of all amounts payable under (1) Credit Facility or (2) the Company’s other existing indebtedness for borrowed money or evidenced by debt securities, including the outstanding notes and capitalized leases of the Company and its subsidiaries, and not more than $15,000,000 of indebtedness incurred to refinance or replace such other existing indebtedness (the amounts in the preceding clauses (1) and (2) being the “Senior Debt”).  In furtherance of this subordination, among other things, the holders of the Notes:

(a)	cannot accelerate the payment of the Notes unless and until the Senior Debt is paid, but subject to customary exceptions for bankruptcy-related events;

(b)	can take no action to enforce payment of the Notes until the Senior Debt is paid; and

(c)	will hold any improperly received payments in trust for the holders of the Senior Debt or their agents.

Events of Default and Remedies.  The Notes provide for customary events of default, including (a) a default in the payment of interest or principal under the Notes when due (subject to a notice of default from the holders of a majority of the principal amount of the Notes then outstanding and a 10 day cure period); (b) any other default in the observance or performance of any covenant or agreement on the part the Company contained in the Notes (subject to a notice of default from the holders of a majority of the principal amount of the Notes then outstanding and a 30 day cure period); and (c) bankruptcy-related events.

Modification and Waiver.   The Notes may be amended, and compliance with terms of the Notes may be waived, by the holders of at least a majority of the outstanding principal amount of the Notes, except that the obligation to repay the principal amount of any Note, and the accrued interest thereon, on February 8, 2012 cannot be amended or modified without the written consent of the holder of the affected Note.

The form of Note is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.02.                      Unregistered Sales of Equity Securities.

As described above, on February 8, 2010, Global Telecom & Technology, Inc. issued 1,485,000 shares of Common Stock as a component of the Units.  The purchase price per share of Common Stock was $1.27, representing the average closing price of the Common Stock for the 30-day period preceding the closing of the sale of the Units.

The Units were sold directly by the Company, without the use of an underwriter or placement agent, and were issued in a transaction exempt from registration under the Securities Act of 1933, as amended.  The shares are restricted securities issued to accredited investors in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The investors each made certain investor representations to the Company related to their respective investments in the Units, including a representation that each is as an accredited investor.

Item 8.01                      Other Events.

On January 14, 2010, the Company completed an amendment of the Company’s 10% promissory notes due December 31, 2010 issued in October 2006 (the “2006” Notes) and of the Company’s 10% promissory notes due December 31, 2010 issued in November 2007 (the “2007 Notes”).

The amendment to the 2006 Notes and the 2007 Notes relates to a provision in each of the 2006 Notes and the 2007 Notes that provides for subordination of the payment obligations under such notes to up to $4.0 million of certain other obligations of the Company.  The amendment increases the amount of indebtedness to which the 2006

Notes and the 2007 Notes, respectively, may be subordinated without the further consent or approval of the holders of the 2006 Notes or the 2007 Notes from $4.0 million to $8.0 million.

The Company requested the amendment after a review of recent developments, including the Company’s increased level of acquisition activity and the amendment to the Credit Agreement (as defined above) described in the Company’s Current Report on Form 8-K filed on December 22, 2009.  The Company did not pay any consideration to the holders of the 2006 Notes or the 2007 Notes to induce them to agree to the amendment.

The form of the amendment to the 2006 Notes and to the 2007 Notes are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

 Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

10.1	Form of Promissory Note of Global Telecom & Technology, Inc. due February 8, 2012.

10.2
Form of Note Amendment No. 2, dated as of January 14, 2010, by and between Global Telecom & Technology, Inc. and each holder of Global Telecom & Technology’s 10% promissory notes due December 31, 2010 and issued in October 2006.

10.3
Note Amendment effective as of January 14, 2010, by and among Global Telecom & Technology, Inc. and the holders of Global Telecom & Technology’s 10% promissory notes due December 31, 2010 and issued in November 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2010	GLOBAL TELECOM & TECHNOLOGY, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel

Exhibits

10.1	Form of Promissory Note of Global Telecom & Technology, Inc. due February 8, 2012.

10.2
Form of Note Amendment No. 2, dated as of January 14, 2010, by and between Global Telecom & Technology, Inc. and each holder of Global Telecom & Technology’s 10% promissory notes due December 31, 2010 and issued in October 2006.

10.3
Note Amendment effective as of January 14, 2010, by and among Global Telecom & Technology, Inc. and the holders of Global Telecom & Technology’s 10% promissory notes due December 31, 2010 and issued in November 2007.